                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF RSA SECURITY INC.

Name                                                              Jurisdiction of Incorporation
----                                                              -----------------------------
3-G International, Inc. ........................................  Delaware
ASR Securities Corp. ...........................................  Massachusetts
Dynasoft Holdings AB ...........................................  Sweden
Intrusion Detection Inc. .......................................  New York
RSA Investments Inc. ...........................................  Massachusetts
RSA Partners I, L.P. ...........................................  Delaware
RSA Security AB ................................................  Sweden
RSA Security Australia Pty Ltd. ................................  Australia
RSA Security Business Trust ....................................  Massachusetts
RSA Security B.V. ..............................................  Netherlands
RSA Security do Brasil Ltda. ...................................  Brazil
RSA Security France SARL .......................................  France
RSA Security GmbH ..............................................  Germany
RSA Security Holding (Bermuda) Limited .........................  Ireland
RSA Security Holdings Inc. .....................................  Delaware
RSA Security Ireland Limited ...................................  Ireland
RSA Security Japan Ltd. ........................................  Japan
RSA Security (Malaysia) Sdn. Bhd. ..............................  Malaysia
RSA Security Massachusetts Corp. ...............................  Massachusetts
RSA Security Nordic AS .........................................  Norway
RSA Security Products Limited ..................................  Cyprus
RSA Security (S) PTE Ltd. ......................................  Singapore
RSA Security UK Limited ........................................  United Kingdom
RSA Technology Holdings, Inc. ..................................  California
RSA Ventures, Inc. .............................................  Delaware
RSA Ventures I, L.P. ...........................................  Delaware
Securant International, Inc. ...................................  Delaware
Securant Technologies, Inc. ....................................  California
Securant Technologies Limited ..................................  United Kingdom
Securant Technologies Pty Ltd. .................................  Australia
Security Dynamics Foreign Sales Corp. ..........................  Delaware
Sichuan An Cheng Security Technology Company ...................  People's Republic of China
Xcert International, Inc. ......................................  Delaware
Xcert Limited ..................................................  United Kingdom
Xcert Software Inc. ............................................  British Columbia, Canada



                                       79